Exhibit T3B.7

THE COMPANIES ACT 1985 COMPANY LIMITED BY SHARES MEMORANDUM OF ASSOCIATION of DIAMOND OFFSHORE DRILLING (UK) LIMITED 1. The Company’s name is DIAMOND OFFSHORE DRILLING (UK) LIMITED. 2. The Company’s registered office is to be situated in England and Wales. 3. The objects for which the Company is established are: (A) (i) To carry on the business of general merchants, to buy, sell, manufacture and deal in goods, stores and consumable articles of all kinds, both wholesale and retail, and to transact every kind of agency business, including, without limiting the generality of the foregoing, commission agents, passenger and cargo brokers, ship, freight and insurance brokers and agents and land, sea and air transportation agents generally; (ii) To purchase, take on lease or in exchange, hire or otherwise acquire, deal, mortgage, hold, hire out, sell, lease or otherwise dispose of or deal in, in any way, any lands or buildings wherever situate, and any stocks, shares and debentures, patents, copyrights and such other property real or personal or any rights, privileges or interests in any such property or connected therewith, and to hold, manage, improve and generally to exploit the same or any part thereof in such manner as the Company shall think fit; to pull down, alter or improve buildings; and to carry on all or any of the businesses of estate agents, builders and contractors for construction work of any kind, demolition contractors and as engineers, advisers and consultants in connection with construction and demolition work of any kind; (iii) To carry on any or all of the businesses of contractors for operating, working, managing, supervising, drilling and repairing oil wells, mines and mineral claims; (iv) To search for, obtain, produce, exploit, develop, store, render suitable for market or trade, smelt, calcine, refine, handle, carry away, sell and otherwise merchant petroleum and other mineral oils, natural gas, asphalt, ozokerite and hydrocarbons of all kinds and their products, metals, ores, fuels and mineral and vegetable substances of every description; I The Company’s name was changed from SHELFCO (NO. 846) LIMITED to DIAMOND OFFSHORE DRILLING (UK) LIMITED by a Special Resolution dated 26 May 1993.

(v) To carry on the trades and business objects of agents of every nature and kind whatsoever, contractors, store-keeper in all its branches, importers, exporters, shipowners, aircraft owners, shipbuilders, charterers of ships, aircraft or other vessels; (vi) To carry on all or any of the businesses of shipowners, aircraft owners, drilling rig owners, shipbrokers, ships’ agents, managers of shipping property, managers of shipping companies, managers of aircraft property, managers of aircraft companies, managers of drillings rigs, managers of drilling rig companies, freight contractors, charterers of ships, aircraft, drillings rigs and or vessels of every kind, or agents, shipbuilders, ship repairers, aircraft builders, aircraft repairers, drilling rig builders, drilling rig repairers, brokers, owners of shares in ships, carriers by land, water and air, barge owners, tug owners, yacht and motor boat owners, salvors, general forwarding agents, collectors and carriers of and dealers in goods, wares, and merchandise of every kind, and deliverers and distributors thereof, commission agents, contractors, merchants, manufacturers, engineers of every nature and kind whatsoever, factors, importers and exporters, general or otherwise, lightermen, ship chandlers, wharfingers, stevedores, store-keepers, insurance brokers and agents, produce brokers, cold store and refrigerator proprietors, packers and preservers, bonded or free warehousemen, dock owners, bunkering agents, general traders, carmen, carters, lorry, wagon, traction engine and van proprietors, general haulage and transport contractors and contractors of all kinds of agency and commission business, director of companies, and prospectors, explorers, surveyors and developers of the resources of any territories, estates and properties; (vii) To negotiate or enter into any agreements or arrangements with any person or persons, firm or company, or with any government, authority or power, for any purpose, and, in particular, for the grant or transfer to the Company or to any company promoted, formed or registered by the Company or in which the Company may be interested, or to any firm or person, of any leases, options, rights, licenses, permits, concessions, or other authorisation for or relating to the exploration, acquisition, development or working of any lands, whether for the purposes of trade, or mining or the production of oil, water or other liquid, or the production of other minerals; (viii) To acquire by purchase or otherwise, or to charter or hire, or to build, fit out and construct, or to order or procure to be built, fitted out and constructed, or to acquire shares or other interests in, ships, vessels, aircraft, drilling rigs, tugs, lighters, dredgers, barges and boats, and to buy or otherwise acquire mortgages or charges on ships and vessels, aircraft, drilling rigs or any shares therein. (B) To purchase, take on lease or on hire or otherwise acquire, hold, develop, sell, hire out, grant leases or licences or otherwise dispose of or deal with real and personal property of all and any kinds and any interest, right or privilege therein, for such consideration and on such terms as may be considered expedient.

(C) To purchase, subscribe for or otherwise acquire, and hold and deal with, any shares, stocks, debentures, bonds or securities of any other Company. (D) To sell or otherwise dispose of the whole or any part of the business and/or undertaking of the Company, either together or in portions for such consideration and on such terms as may be considered expedient. (E) To purchase or otherwise acquire and undertake, and to supervise and manage, all or any part of the business, property, assets and liabilities of any person or company. (F) To invest and deal with the monies of the Company not immediately required for the purpose of its business in or on such investments or securities and in such manner as may be considered expedient, and to dispose of or vary any such investments or securities. (G) To enter into any partnership or into any arrangement for sharing profits or to amalgamate with any person or company carrying on or proposing to carry on any business. (H) To lend or advance money or give credit to such persons or companies and on such terms as may be considered expedient, and to receive money on deposit or loan from any person or company. (I) To borrow and raise money and to obtain and utilise banking facilities of any nature on any terms and for any purposes whatsoever, including but not limited to facilities for the issue by any bank or financial institution of bonds, guarantees, indemnities, documentary and other credits to any person in respect of the obligations or purported obligations of the Company, and to giver counter- indemnities on any terms to any banks or financial institutions issuing such bonds, guarantees, indemnities, documentary or other credits and to secure any debt or liability by mortgages of or charges upon all or any part of the undertaking, real and personal property, assets, rights and revenues (present and future) and uncalled capital of the Company and by the creation and issue on any terms of debentures, debenture stock or other securities of any description. (J) To enter into any guarantee, bond, indemnity or counter-indemnity and otherwise give security or become responsible for the performance of any obligations or the discharge of any liabilities of or by any person or company in any manner on any terms and for any purposes whatsoever, whether with or without the Company receiving any consideration or advantage and whether or not in furtherance of the attainment of any other objects of the Company and in particular (without derogation from the generality of the foregoing) to guarantee, support or secure, by personal covenant or by mortgaging or charging all or any part of the undertaking, real and personal property, assets and revenues (present and future) and uncalled capital of the Company, or by both such methods, or in any other manner whatsoever, the payment or repayment of any moneys secured by, or payable under or in respect of, any debts, obligations or securities whatsoever and the discharge of any liabilities whatsoever, including but not limited to those of any company which is for the time being a subsidiary or holding company of the

Company or a subsidiary of any such holding company or is otherwise associated with the Company in business. (K) To pay for any property, assets or rights acquired by the Company, and to discharge or satisfy any debt, obligation or liability of the Company, either in cash or in shares with or without preferred or deferred rights in respect of dividend or repayment of capital or otherwise, or by any other securities which the Company has power to issue, or partly in one way and partly in another, and generally on such terms as may be considered expedient. (L) To accept payment for any property, assets or rights disposed of or dealt with or for any services rendered by the Company, or in discharge or satisfaction of any debt, obligation or liability to the Company, either in cash or in shares, with or without deferred or preferred rights in respect of dividend or repayment of capital or otherwise, or in any other securities, or partly in one way and partly in another, and generally on such terms as may be considered expedient. (M) To form, promote, finance or assist any other company, whether for the purpose of acquiring all or any of the undertaking, property and assets of the Company or for any other purpose which may be considered expedient. (N) To issue, place, underwrite or guarantee the subscription of, or concur or assist in the issuing or placing, underwriting or guaranteeing the subscription of shares, stocks, debentures, bond and other securities of any company on such terms as to remuneration and otherwise as may be considered expedient. (O) To apply for, purchase or otherwise acquire and hold, use, develop, sell, licence or otherwise dispose of or deal with patents, copyrights, designs, trade marks, secret processes, know-how and inventions and any interest therein. (P) To draw, make, accept, endorse, negotiate, discount, execute and issue promissory notes, bills of exchange, scrip warrants and other transferable or negotiable instruments. (Q) To establish and maintain or procure the establishment and maintenance of, any pension, superannuation funds or retirement benefit schemes (whether contributory or otherwise) for the benefit of, and to give or procure the giving of donations, gratuities, pensions, allowances, emoluments and any other relevant benefits to any persons who are or were at any time in the employment or service of the Company, or of any company which is a subsidiary or holding company of the Company or which is a subsidiary of any such holding company or is allied to or associated with the Company, or any such subsidiary or of any of the predecessors of the Company or any such other company as aforesaid, or who may be or have been Directors or officers of the Company, or of any such other company as aforesaid, and the wives, widows, families and dependants of any such persons, and to establish, subsidise and subscribe to any institutions, associations, societies, clubs, trusts or funds calculated to be for the benefit of, or to advance the interests and well being of, the Company or of any other company as aforesaid, or of any such persons as aforesaid, and to make payments for or towards the insurance of any such persons as aforesaid, and to subscribe or guarantee money for charitable or benevolent objects, or for any exhibition or for any public, general or useful object and to do any of the matters aforesaid either alone or in conjunction with any such other company as aforesaid and without prejudice to the generality of the foregoing to act either alone or jointly as trustee or administrator for the furtherance of any of the aforesaid purposes. (R) To establish, on and subject to such terms as may be considered expedient, a scheme or schemes for or in relation to the purchase of, or subscription for, any fully or partly paid shares in the capital if the Company by, or by trustees for, or otherwise for the benefit of, employees of the Company or of its subsidiary or associated companies. (S) To the extent permitted by law, to give financial assistance for the purpose of the acquisition of shares of the Company or for the purpose of reducing or discharging a liability incurred for the purpose of such an acquisition and to give such assistance by means of a gift, loan, guarantee, indemnity, the provision of security or otherwise. (T) To subscribe or guarantee money for any national, charitable, benevolent, public, general, political or useful object, and to undertake and execute any trusts the undertaking whereof may be considered expedient, and either gratuitously or otherwise. (U) To enter into any arrangement with any Government or other authority, supreme, municipal, local or otherwise, and to obtain from such Government or authority any rights, concessions, privileges, licences and permits, and to promote any legislation, as may be considered expedient. (V) To distribute among the Members in specie any property of the Company, or any proceeds of sale or disposal of any property of the Company, and for such purpose to distinguish and separate capital from profits, but so that no distribution amounting to a reduction of capital shall be made except with the sanction (if any) for the time being required by law. (W) To remunerate any person or company rendering services to the Company in any manner and to pay all costs, charges and expenses incurred or sustained in or about the promotion and establishment of the Company and of any other company formed, promoted, financed or assisted by the Company, or which the Company shall consider to be in the nature of preliminary expenses in relation to the Company or any such other company, including the cost of advertising, commissions for underwriting, brokerage, printing and stationery, and the legal and other expenses of the promoters. (X) To carry on any business which, in the opinion of the Directors of the Company, may seem capable of being conveniently carried on in connection with or as ancillary to any of the above businesses or calculated directly or indirectly to enhance the value of or render profitable any of the property of the Company or to further any of its objects and to do all other things as may be incidental or conducive to the attainment of any of the objects of the Company.

(Y) To do all or any of the above things in any part of the world, either alone or in conjunction with others, and either as principals, agents, contractors, trustees or otherwise and either by or through agents, contractors, trustees or otherwise. It is hereby declared (1) that the expressions “subsidiary” and “holding company” where they appear in this Clause shall have the meanings ascribed to those expressions by Section 736 of the Companies Act 1985; (2) that, where the context so admits, the word “company” in this Clause shall be deemed to include any partnership or other body of persons whether or not incorporated and, if incorporated, whether or not a company within the meaning of the Companies Act 1985; and (3) that the objects specified in each of the sub-clauses of this Clause shall be regarded as independent objects and accordingly shall in no way be limited or restricted (except where otherwise expressed therein) by reference to or inference from the terms of any other sub-clause or the name of the Company, but may be carried out in as full and ample a manner and construed in as wide a sense as if each defined the objects of a separate and distinct company. 4. The liability of members is limited. 5. The Company’s share capital if £1,000 divided into 1,000 shares of £1 each.